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                                                                     EXHIBIT 1.1


                                  EMAGEON INC.

                        5,000,000 Shares of Common Stock

                             UNDERWRITING AGREEMENT

                          ______________________, 2005


Wachovia Capital Markets, LLC
Piper Jaffray & Co.
Raymond James & Associates, Inc.
Friedman, Billings, Ramsey & Co., Inc.
As Representatives of the several Underwriters
c/o Wachovia Capital Markets, LLC
7 St. Paul Street
Baltimore, Maryland 21202


Ladies and Gentlemen:

         Emageon Inc., a Delaware corporation (the "Company"), confirms its agreement with Wachovia Capital Markets, LLC ("Wachovia") and each of the other Underwriters named in Exhibit A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in
Section 10 hereof), for whom Wachovia, Piper Jaffray & Co., Raymond James & Associates, Inc. and Friedman, Billings, Ramsey & Co., Inc. are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Company of a total of 5,000,000 shares (the "Initial Securities") of the Company's common stock, par value $0.001 per share (the "Common Stock"), and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Initial Securities set forth in said Exhibit A hereto, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in
Section 2(b) hereof to purchase all or any part of 750,000 additional shares of Common Stock to cover over-allotments, if any. The Initial Securities to be purchased by the Underwriters and all or any part of the 750,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities." Certain terms used in this Agreement are defined in Section 15 hereof.

         The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

         Promptly after the execution of this Agreement, the Company will prepare and file with the Commission a prospectus in accordance with the provisions of the Securities Act, including but not limited to Rule 430A and Rule 424(b), and the Company has previously advised you of all information (financial and other) that will be set forth therein. Such prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus."


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         Prior to or contemporaneously with the purchase of the Initial
Securities by the Underwriters on the Closing Date referred to in Section 2(c):

         (a) all of the outstanding shares of the Company's Preferred Stock will be automatically converted into shares of Common Stock (the "Preferred Stock Conversion"),


         (b) the Company's charter and by-laws will be amended and restated and such amended and restated charter will be filed with the Secretary of State of the State of Delaware (collectively, the "Amendment and Restatement"),

         (c) the Company will effect a 8.25-for-one reverse stock split (the "Stock Split"),

         and

         (d) all of the outstanding WARRANTS will be automatically exercised, according to their terms, to purchase shares of our Common Stock (the "Warrant Exercise"),

all on the terms contemplated by the Prospectus. The Preferred Stock Conversion, the Amendment and Restatement, the Stock Split and the Warrant Exercise are hereinafter called, collectively, the "Pre-Closing Transactions").

         SECTION 1.  Representations and Warranties.


         (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Date, and as of each Option Closing Date (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, ,as follows:

                  (1) Compliance with Registration Requirements. The Securities have been duly registered under the 1933 Act pursuant to the Registration Statement. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act, and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act, and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became or become effective and at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, when filed with the Commission, will not contain and, as amended or supplemented, if applicable, on the date any such amendment or supplement is filed with the Commission and at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in

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         the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus or any amendment or supplement thereto that shall be made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through any of the Representatives or their counsel expressly for use in the Registration Statement or Prospectus.

                  Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and each preliminary prospectus and the Prospectus and any amendments or supplements thereto delivered to the Underwriters for use in connection with the offering of the Securities was identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (2) Pre-Closing Transactions. The Pre-Closing Transactions will be consummated on or prior to the Closing Date (or such earlier date as may be contemplated by the Prospectus) on the terms contemplated by this Agreement and the Prospectus.

                  (3) Independent Accountants. Ernst & Young, LLP, the accountants who certified the financial statements and supporting schedules included in the Registration Statement and the Prospectus, are independent public accountants with respect to the Company and its subsidiary as required by the 1933 Act and the 1933 Act Regulations.

                  (4) Financial Statements. The financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedules (if any) and notes, present fairly the financial position of the Company and its consolidated subsidiary at the dates indicated and the results of operations, changes in stockholders' equity and cash flows of the Company and its consolidated subsidiary for the periods specified; and all such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the 1933 Act and the 1933 Act Regulations. The supporting schedules, if any, included in the Registration Statement present fairly, in accordance with GAAP, the information required to be stated therein. The information in the Prospectus under the captions "Summary Consolidated Financial and Other Data" and "Selected Consolidated Financial and Other Data" presents fairly the information shown therein and, with the exception of the contracted backlog data set forth therein, has been compiled on a basis consistent with that of the audited financial statements of the Company included in the Registration Statement and the Prospectus, subject to such adjustments as shall be described in the footnotes to such financial and other data in the Prospectus.

                  (5) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiary considered as one enterprise,

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         whether or not arising in the ordinary course of business (a "Material
         Adverse Effect"), (B) there have been no transactions entered into by the Company or its subsidiary which are material with respect to the Company and its subsidiary considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (6) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Alabama and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except (solely in the case of jurisdictions other than the State of Alabama) where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (7) Good Standing of Subsidiary. The subsidiary of the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock of such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company directly, free and clear of any Lien; and none of the outstanding shares of capital stock of such subsidiary was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such subsidiary or any other person. The only subsidiary of the Company is the subsidiary listed on Exhibit B hereto, and Exhibit B accurately sets forth that such subsidiary is a corporation and the jurisdiction of organization of such subsidiary. The subsidiary of the Company is not a "significant subsidiary" as defined by Rule 1-02 of Regulation S-X.

                  (8) Capitalization. The authorized, issued and outstanding capital stock of the Company as of the date of this Agreement is as set forth in the column entitled "Actual" and in the corresponding line items under the caption "Capitalization" in the Prospectus, except for issuances subsequent to the date as of which such information is provided in the Prospectus pursuant to the exercise of stock options and warrants and the conversion of shares of preferred stock referred to in the Prospectus. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person.

                  (9) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.


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                  (10)     Authorization of Securities. The Securities have been
         duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; no holder of the Securities is or will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person.

                  (11) Description of Securities. The Common Stock, the authorized but unissued Preferred Stock, and the Company's charter and bylaws (in each case after giving effect to the Pre-Closing Transactions) conform in all material respects to all of the respective statements relating thereto contained in the Prospectus and such statements conform to the rights set forth in the respective instruments and agreements defining the same.

                  (12) Absence of Defaults and Conflicts. Neither the Company nor its subsidiary is in violation of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Document, except for such defaults as would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Company or its subsidiary pursuant to any Company Documents, except for such conflicts, breaches, defaults or Liens that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the Organizational Documents of the Company or its subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or its subsidiary or any of their respective assets, properties or operations.

                  (13) Absence of Labor Dispute. No labor dispute with the employees of the Company or the subsidiary of the Company exists or, to the knowledge of the Company, is threatened which, in any such case, may reasonably be expected to result in a Material Adverse Effect.

                  (14) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or its subsidiary which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations under this Agreement; the aggregate of all pending legal or governmental proceedings to which the Company or its subsidiary is a party or of which any of their


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         respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                  (15) Accuracy of Descriptions and Exhibits. The information in the Prospectus under the captions "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources," "Business - Intellectual Property," "Business - Legal Proceedings," "Business - Government Regulation," "Management - Employment Agreements and Change in Control Arrangements," "Management - 2004 Equity Incentive Plan," Management - 2004 Non-Employee Director Stock Incentive Plan," "Management - Other Equity Compensation Plans," "Management - 401(k) Savings Plan," "Management - Indemnification of Directors and Executive Officers and Limitation of Liability," "Certain Relationships and Related Party Transactions," "Description of Capital Stock," "Material U.S. Federal Income Tax Consequences to Non-U.S. Holders," "Shares Eligible for Future Sale," in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Company's charter or bylaws or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, fairly present in all material respects, the matters referred to therein; all descriptions in the Registration Statement and the Prospectus of any Company Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

                  (16) Possession of Intellectual Property. The Company and its subsidiary own or possess, and have the right to use all material software, hardware, systems, processes, procedures and other technology and all material patents, patent rights, patent applications, licenses, inventions (patentable and/or unpatentable), copyrights, works of authorship, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, hardware, systems, processes or procedures or other technology), trademarks, service marks, trade names, service names, domain names and all other material intellectual property (collectively, "Intellectual Property") necessary to carry on their respective businesses as described in the Prospectus and as proposed to be conducted; and neither the Company nor its subsidiary has received any notice or has any knowledge of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or its subsidiary therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would result in a Material Adverse Effect.

                  (17) Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or other consent of any stockholder or creditor of the Company, and (C) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the performance by the Company of its obligations under this Agreement, for the offering, issuance, sale or delivery of the Securities hereunder, or for the

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         consummation of any of the other transactions contemplated by this
         Agreement, in each case on the terms contemplated by the Prospectus, except such as have been already obtained under the 1933 Act or the 1933 Act Regulations or such as may be required under state securities laws or the NASD.

                  (18) Possession of Licenses and Permits. The Company and its subsidiary possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to have any such Governmental License would not have a Material Adverse Effect; the Company and its subsidiary are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor its subsidiary has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                  (19) Title to Property. The Company and its subsidiary has good title to all properties owned by any of them which is material to the business of the Company, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or its subsidiary; all real property, buildings and other improvements held under lease or sublease by the Company or its subsidiary is held by them under valid, subsisting and enforceable leases or subleases, as the case may be, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings or other improvements by the Company and its subsidiary, and all such leases and subleases are in full force and effect; and neither the Company nor its subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or its subsidiary under any of the leases or subleases mentioned above or affecting or questioning the rights of the Company or its subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, in each case except for such claims which, if successfully asserted against the Company or its subsidiary, would not, individually or in the aggregate, have a Material Adverse Effect.

                  (20) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus, will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the 1940 Act.

                  (21) Environmental Laws. Except as otherwise disclosed in the Prospectus: (i) all real property and improvements owned or leased by the Company or any of its subsidiaries, including, without limitation, the Environment (as defined

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         below) associated with such real property and improvements, is free of any Contaminant (as defined below), except such Contaminants which, individually or in the aggregate, would not have a Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries has caused or suffered to exist or occur any Release (as defined below) of any Contaminant into the Environment or any other condition that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or could result in any violation of any Environmental Laws (as defined below) or constitute a health, safety or environmental hazard to any person or property except for such violations or hazards that could not reasonably be expected to have a Material Adverse Effect; (iii) neither the Company nor any of its subsidiaries is aware of any notice from any governmental body claiming any violation of any Environmental Laws or requiring or calling attention to the need for any work, repairs, construction, alterations, removal or remedial action or installation on or in connection with such real property or improvements, whether in connection with the presence of asbestos-containing materials in such properties or otherwise, except for such violations, work, repairs, construction, alterations, removal or remedial actions or installations as would not, individually or in the aggregate, have a Material Adverse Effect; (iv) any such work, repairs, construction, alterations, removal or remedial action or installation, if required, would not result in the incurrence of liabilities, which, individually or in the aggregate, would have a Material Adverse Effect; (v) neither the Company nor any of its subsidiaries has caused or suffered to exist or occur any condition on any of the properties or improvements of the Company or any of its subsidiaries that could give rise to the imposition of any Lien under any Environmental Laws, except such Liens which, individually or in the aggregate, would not have a Material Adverse Effect; and (vi) to the Company's knowledge, no real property or improvements owned or leased by the Company or any of its subsidiaries is being used or has been used for manufacturing or for any other operations that involve or involved the use, handling, transportation, storage, treatment or disposal of any Contaminant, where such operations require or required permits or are or were otherwise regulated pursuant to the Environmental Laws and where such permits have not been or were not obtained or such regulations are not being or were not complied with, except in all instances where any failure to obtain a permit or comply with any regulation could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. "Contaminant" means any pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, lead, pesticides or radioactive materials or any constituent of any such substance or waste, including any such substance identified or regulated under any Environmental Law. "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq., the Clean Air Act, 42 U.S.C. 7401, et seq., the Clean Water Act, 33 U.S.C. 1251, et seq., the Toxic Substances Control Act, 15 U.S.C. 2601, et seq., the Occupational Safety and Health Act, 29 U.S.C. 651, et seq., and all other federal, state and local laws, ordinances, regulations, rules, orders, decisions, permits, and the like, which are directed at the protection of human health or the Environment. "Environment" means any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor air. "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Contaminant into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks or other receptacles containing or previously containing any Contaminant or any release, emission or discharge as those terms are defined or used in any Environmental Law.

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                  (22)     Absence of Registration Rights. Except as described
         in the Registration Statement, there are no persons with registration rights or other similar rights to have any securities (debt or equity)
         (A) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or (B) otherwise registered by the Company under the 1933 Act. There are no persons with tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Securities by the Company pursuant to this Agreement.

                  (23) Parties to Lock-Up Agreements. Each of the persons or entities listed in Exhibit C has executed and delivered to the Representatives a lock-up agreement in the form of Exhibit D hereto. Assuming all Preferred Stock has been converted and all Warrants have been exercised, all persons and entities that hold more than 100,000 shares of Common Stock or Warrants exercisable for more than 100,000 shares of Common Stock, or any combination thereof, and all employees are listed on Exhibit C. Exhibit E hereto contains a true, complete and correct list of all directors and officers of the Company.

                  (24) Nasdaq National Market. The outstanding shares of Common Stock and the Securities being sold hereunder by the Company have been approved for listing, subject only to official notice of issuance, on the Nasdaq National Market.

                  (25) NASD Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Company, its officers and directors and, to the Company's knowledge, the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with letters, filings or other supplemental information provided to the NASD pursuant to NASD Conduct Rule 2710 or 2720 is true, complete and correct.

                  (26) Tax Returns. The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except where the failure so to file would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, have a Material Adverse Effect.

                  (27) Insurance. The Company and its subsidiary are insured against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Company or its subsidiary or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiary are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or its subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and


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

         when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

                  (28) Accounting Controls. The Company and its subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (29) Absence of Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

         (b) Certificates. Any certificate signed by any officer of the Company or its subsidiary and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

         SECTION 2.        Sale and Delivery to Underwriters; Closing.

         (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price of $______ per share (the "Purchase Price"), that proportion of the number of Initial Securities, which the number of Initial Securities set forth in Exhibit A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject in each case to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional Securities. The price at which the Securities shall initially be offered to the public is $______ per share.

         (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to the respective numbers of Option Securities at a price per share equal to the Purchase Price referred to in Section 2(a) above; provided that the price per share for any Option Securities shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on such Option Securities. The option hereby granted will expire at the close of business on the 30th day after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (an "Option Closing Date") shall be determined by the Representatives, but shall not be earlier than two full business days after the exercise of said option or later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, the Company will sell to the Underwriters that proportion of the total number of Option Securities then being purchased which the number of Option Securities bears to the total number of Option Securities, and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Exhibit A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof, bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

         (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Alston & Bird LLP, 1201 West Peachtree Street, Atlanta, Georgia 30309, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on ___________, 2005 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the "Closing Date").

         In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Option Closing Date as specified in the notice from the Representatives to the Company.

         Payment shall be made to the Company by wire transfer of immediately available funds to a single bank account designated by the Company upon delivery to the Representatives through the facilities of The Depository Trust Company for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Any of the Representatives, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Option Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

         (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least two full business days before the Closing Date or the relevant Option Closing Date, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of Baltimore not later than noon (Eastern time) on the business day prior to the Closing Date or the relevant Option Closing Date, as the case may be.

         SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

                  (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Representatives immediately, and confirm the notice in writing, (i) when the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the document transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such document. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act or otherwise, will furnish the Representatives with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object in writing, prior to such filing or use.

                  (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies by the Underwriters in connection with the offering of the Securities under and in accordance with the requirements of the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the judgment of the Company or in the opinion of counsel for the Underwriters, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the judgment of the Company or in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

                  (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of this Agreement.

                  (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11 (a) of the 1933 Act.

                  (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

                  (i) Listing. The Company will use its best efforts to effect the listing of the Securities on the Nasdaq National Market.

                  (j) Restriction on Sale of Securities. The Company will not, without the prior written consent of Wachovia, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the 1934 Act with respect to, any shares of the Company's Common Stock, Preferred Stock or other capital stock or any securities convertible into, or exercisable or exchangeable for, shares of the Company's Common Stock, Preferred Stock or other capital stock, or (subject to the applicable law) publicly announce an intention to effect any such transaction, for a period beginning on and including the date of this Agreement through and including the date which is 180 days after the date of this Agreement; provided, however, that (A) the Company may issue and sell Securities pursuant to this Agreement, (B) the Company may issue and sell Common Stock and options to purchase Common Stock pursuant to the Emageon Inc. 2004 Equity Incentive Plan, the Emageon Inc. 2004 Non-Employee Director Incentive Plan, the Emageon Inc. 2000 Equity Compensation Plan, the Emageon Inc. 2000 Equity Incentive Plan and the UltraVisual Medical Systems Corporation 2000 Stock Option Plan,
         (C) the Company may issue Common Stock upon the exercise of stock options and warrants and the conversion of shares of preferred stock outstanding on the date of this Agreement and referred to in the Prospectus or stock options issued after the date of this Agreement pursuant to any such plan referred to in clause (B) of this sentence, and (D) the Company may issue or agree to issue shares of its capital stock as consideration in acquisitions during the 180-day period set forth above, provided, however, that the acquiror of any such shares agrees to be bound by the restrictions of this Section 3(j) for an additional 180-day period beginning upon the date of such issuance as and to the extent the Company would be so bound.

                  (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

                  (1) Preparation of Prospectus. Immediately following the execution of this Agreement, the Company will, subject to Section 3(b) hereof, prepare the Prospectus containing the Rule 430A Information and other selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representatives and the Company may deem appropriate, and will file or transmit for filing with the Commission, in accordance with Rule 424(b), copies of the Prospectus.

         SECTION 4.  Payment of Expenses.

         (a) Expenses. The Company will pay all expenses of the Company and, to the extent expressly set forth herein, the Underwriters incident to the performance by the Company of its obligations under this Agreement, including
(i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the word processing, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company,
(v) the qualification of the Securities under securities laws in accordance with the provisions of Section

3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the survey conducted with respect to the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate (the "Blue Sky Survey") and any supplements thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplements thereto, (viii) the fees and expenses of the Custodian and the transfer agent and registrar for the Securities, (ix) the filing fees incident to the review by the NASD of the terms of the sale of the Securities, and (x) the fees and expenses of the Company and its counsel incurred in connection with the listing of the Securities on the Nasdaq National Market.

         (b) Termination of Agreement. If this Agreement is terminated by the Representatives at any time on or prior to the Closing Date in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of counsel for the Underwriters reasonably incurred in connection with the offering of the Securities.

         SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in this Agreement or in certificates of any officer of the Company or the subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

                  (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at the Closing Date (or the applicable Option Closing Date, as the case may be) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the time period prescribed by such Rule, and prior to the Closing Date, the Company shall have provided evidence satisfactory to the Representatives of such timely filing.

                  (b) Opinion of Counsel for Company. At the Closing Date, the Representatives shall have received the opinion, dated as of the Closing Date, of Kilpatrick Stockton LLP, counsel for the Company ("Company Counsel"), in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit F hereto.

                  (c) Opinion of Counsel for Underwriters. At the Closing Date, the Representatives shall have received the favorable opinion, dated as of the Closing Date, of Alston & Bird LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to the matters set forth in clauses (1), (6), (7)(A), (8) (solely as to preemptive rights arising by operation of law or under the charter or by-laws of the Company or the Delaware General Corporation Law), (9), (10) and (13) (solely as to the information in the Prospectus under

         "Description of Capital Stock - Common Stock") and the antepenultimate paragraph of Exhibit F hereto. In giving such opinion such counsel may rely without investigation, as to all matters governed by the laws of any jurisdictions other than the law of the State of New York, the federal law of the United States and the Delaware General Corporation Law, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiary and of public officials.

                  (d) Officers' Certificate. At the Closing Date or the applicable Option Closing Date, as the case may be, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiary considered as one enterprise, whether or not arising in the ordinary course of business, and, at the Closing Date, the Representatives shall have received a certificate of the Chairman, the President, the Chief Executive Officer or an Executive Vice President or Senior Vice President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of the Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date under or pursuant to this Agreement, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, are contemplated by the Commission.

                  (e) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, dated the date of this Agreement and in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement or the Prospectus.

                  (f) Bring-down Comfort Letter. At the Closing Date, the Representatives shall have received from Ernst & Young LLP a letter, dated as of the Closing Date and in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

                  (g) Approval of Listing. At the Closing Date and each Option Closing Date, if any, the Securities to be purchased by the Underwriters at such time shall have been approved for listing on the Nasdaq National Market, subject only to official notice of issuance.

                  (h) Lock-up Agreements. Prior to the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit D hereto signed by each of the persons or entities listed in Exhibit C hereto.

                  (i) Pre-Closing Transactions. Prior to the purchase of the Initial Securities on the Closing Date, the Pre-Closing Transactions shall have been duly consummated on the terms contemplated by this Agreement and the Prospectus, and the Representatives shall have received a copy of the amended and restated charter of the Company certified by the Secretary of State of the State of Delaware and such other evidence that the Pre-Closing Transactions have been consummated as the Representatives may reasonably request.

                  (j) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities on any Option Closing Date that is after the Closing Date, the obligations of the several Underwriters to purchase the applicable Option Securities shall be subject to the conditions specified in the introductory paragraph of this Section 5 and to the further condition that, at the applicable Option Closing Date, the Representatives shall have received:

                  (1) Officers' Certificate. A certificate, dated such Option Closing Date, to the effect set forth in, and signed by two of the officers specified in, Section 5(d) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

                  (2) Opinion of Counsel for Company. The favorable opinion of Company Counsel in form and substance satisfactory to counsel for the Underwriters, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(b) hereof.

                  (3) Opinion of Counsel for Underwriters. The favorable opinion of Alston & Bird LLP, counsel for the Underwriters, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by
                  Section 5(c) hereof.

                  (4) Bring-down Comfort Letter. A letter from Ernst & Young LLP, in form and substance satisfactory to the Representatives and dated such Option Closing Date, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Option Closing Date.

                  (k) Additional Documents. At the Closing Date and at each Option Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

                  (l) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on an Option Closing Date which is after the Closing Date, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date or such Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7 and 8 hereof shall survive any such termination and remain in full force and effect.

         SECTION 6.  Indemnification.

         (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, claim, damage, expense and liability, as incurred, to which such Underwriter or any such controlling person may become subject under the 1933 Act or otherwise insofar as such losses, claims, damages, expenses and liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or arise out of or are based upon any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, claim, damage, expense and liability, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Wachovia), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through any of the Representatives or their counsel expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), and provided further that the foregoing indemnity, with respect to any preliminary prospectus, shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage, expense or liability purchased Securities, or any person controlling any such Underwriter, if (A) a copy of the Prospectus (as then amended or supplemented) was not sent or given by or on behalf of such Underwriter to such person at or prior to the written confirmation of the sale of such Securities to such person, (B) the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, expense or liability and (C) the Company delivered, or caused to be delivered, on a timely basis, the Prospectus to the Underwriters in requisite quantity on a timely basis to permit such delivery or sending.

         (b) Indemnification by Underwriters. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through any of the Representatives or their counsel expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the indemnified parties shall be selected as follows: counsel to the Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by Wachovia; and, counsel to the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have employed separate counsel in accordance with the proviso to the third sentence of this Section 6(c) (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (Wachovia in the case of Section 6(b) and Section 7), representing the indemnified parties who are parties to such action) or (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

         The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Exhibit A hereto and not joint.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or its subsidiary submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company and shall survive delivery of the Securities to the Underwriters.

         SECTION 9.  Termination of Agreement.

         (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time on or prior to the Closing Date (and, if any Option Securities are to be purchased on an Option Closing Date which occurs after the Closing Date, the Representatives may terminate the obligations of the several Underwriters to purchase such Option Securities, by notice to the Company, at any time on or prior to such Option Closing Date) (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the NYSE or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or
(iv) if a banking moratorium has been declared by either Federal or New York authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this
Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 hereof shall survive such termination and remain in full force and effect.

         SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Date or an Option Closing Date to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall use their reasonable efforts to make arrangements, within 24 hours thereafter, for one or more of the non-defaulting Underwriters, or any other underwriters satisfactory to the Company, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then the Company shall have an additional 24-hour period within which to seek to make similar arrangements with one or more underwriters satisfactory to the non-defaulting Underwriters, and, if the Company shall not have completed such arrangements within such additional 24-hour period, then:

                  (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

                  (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Option Closing Date which occurs after the Closing Date, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities that were to have been purchased and sold on such Option Closing Date, shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement or, in the case of an Option Closing Date which is after the Closing Date, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, the Company or the Representatives shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

         SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at Wachovia Capital Markets, LLC, 7 St. Paul Street, Baltimore, Maryland 21202, Attention of Mark Waxman, Director; notices to the Company shall be directed to it at Emageon Inc., 1200 Corporate Drive, Suite 400, Birmingham, Alabama 35242, Attention:
General Counsel.

         SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 14. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

         SECTION 15. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

         "Agreement" means this Underwriting Agreement, dated _______, 2005, by and among the Company, the shareholders named in Schedule G thereto and the several underwriters named in Exhibit A thereto.

         "Commission" means the Securities and Exchange Commission.

         "Company Documents" means any contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements to which the Company or its subsidiary is a party or by which the Company or its subsidiary is bound or to which any of the property or assets of the Company or its subsidiary is subject.

         "EDGAR" means the Commission's Electronic Data Gathering, Analysis and Retrieval System.

         "GAAP" means generally accepted accounting principles.

         "Lien" means any security interest, mortgage, pledge, lien, encumbrance or claim.

         "NASD" means the National Association of Securities Dealers, Inc.

         "NYSE" means the New York Stock Exchange.

         "Organizational Documents" means the charter and by-laws.

         "Preferred Stock" means the Company's preferred stock, par value $0.001 per share.

         "preliminary prospectus" means any prospectus used in connection with the offering of the Securities that was used before the Registration Statement became effective, or that was used after such effectiveness and prior to the execution and delivery of this Agreement, or that omitted the Rule 430A Information or that was captioned "Subject to Completion".

         "Registration Statement" means the registration statement on Form S-1 (File No. 333-120621), as amended by any pre and post-effective amendments, at the time it became effective including the Rule 430A Information; provided that, if a Rule 462(b) Registration Statement is filed with the Commission, then the term "Registration Statement" shall also include such Rule 462(b) Registration Statement.

         "Repayment Event" means any event or condition which gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or the subsidiary of the Company.

         "Rule 424(b)", "Rule 430A" and "Rule 462(b)" refer to such rules under the 1933 Act.

         "Rule 430A Information" means the information included in the Prospectus that was omitted from the Registration Statement at the time it became effective but that is deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 430A.

         "Rule 462(b) Registration Statement" means a registration statement filed by the Company pursuant to Rule 462(b) for the purpose of registering any of the Securities under the 1933 Act, including the Rule 430A Information.

         "Warrants" means, collectively, that certain: (1) GE Medical Systems, a division of General Electric Company, a New York corporation, a Warrant to Purchase Shares of Common Stock of Emageon, dated June 26, 2000; (2) T.I. EMA, Inc., a Nevada corporation, a Warrant to purchase Shares of Common Stock of Emageon, dated October 24, 2000; (3) The Permanente Federation LLC, a Delaware limited liability company, a Warrant to purchase Shares of Common Stock of Emageon, dated October 30, 2000; and (4) Kaiser Foundation Hospitals, a California not-for-profit corporation, a Warrant to purchase Shares of Common Stock of Emageon, dated October 30, 2000.

         "1933 Act" means the Securities Act of 1933, as amended.

         "1933 Act Regulations" means the rules and regulations of the Commission under the 1933 Act.

         "1934 Act" means the Securities Exchange Act of 1934, as amended.

         "1934 Act Regulations" means the rules and regulations of the Commission under the 1934 Act.

         "1940 Act" means the Investment Company Act of 1940, as amended.

         All references to the Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR.


                            [SIGNATURE PAGE FOLLOWS]

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                           Very truly yours,

                                           EMAGEON INC.

                                           By:
                                              ----------------------------------
                                           Name:   W. Randall Pittman
                                           Title:  Chief Financial Officer



CONFIRMED AND ACCEPTED, as of the
   date first above written:

WACHOVIA CAPITAL MARKETS, LLC
PIPER JAFFRAY & CO.
RAYMOND JAMES & ASSOCIATES, INC.
FRIEDMAN, BILLINGS, RAMSAY & CO., INC.


By:  WACHOVIA CAPITAL MARKETS, LLC

By:
    --------------------------------
Name:    Mark Waxman
Title:   Director

For themselves and as Representative of the Underwriters named in Exhibit A hereto.

                                    EXHIBIT A



                                                                                               Number of
                                                                                                Initial
                                   Name of Underwriter                                        Securities
                                   -------------------                                        ----------

Wachovia Capital Markets, LLC.....................................................
Piper Jaffray & Co................................................................
Raymond James & Associates, Inc...................................................
Friedman, Billings, Ramsey & Co., Inc.............................................
                                                                                              ----------
                      Total.......................................................
                                                                                              ==========

                                    EXHIBIT B

                         SOLE SUBSIDIARY OF THE COMPANY



                                             JURISDICTION OF
NAME                                          ORGANIZATION        TYPE OF ENTITY
------------                                 ---------------      --------------
Ultra Visual Medical Systems Corporation        Delaware            Corporation

                                    EXHIBIT C

                           PARTIES TO LOCKUP AGREEMENT

                                    EXHIBIT D

                            FORM OF LOCK-UP AGREEMENT

                                  EMAGEON INC.

                         Public Offering of Common Stock



                                __________, 200__



Wachovia Capital Markets, LLC
     and Piper Jaffray & Co.
As Representatives of the several
Underwriters
7 St. Paul Street
Baltimore, MD  21202

Ladies and Gentlemen:

This agreement is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement") between Emageon Inc., a Delaware corporation (the "Company"), you, as representative or one of the representatives of a group of underwriters (the "Underwriters"), and the other parties thereto (if any), to be named therein, relating to an underwritten public offering (the "Public Offering") of common stock, par value $0.001 per share (the "Common Stock"), of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, and in light of the benefit that the offering of the Common Stock will confer upon the undersigned in its capacity as a stockholder of the Company, the undersigned agrees that the undersigned will not, without the prior written consent of Wachovia Capital Markets, LLC and Piper Jaffray & Co. (the "Managing Underwriters"), offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission (the "Commission") in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission promulgated thereunder with respect to, any shares of Common Stock, preferred stock, par value $0.001 per share ("Preferred Stock"), or other capital stock of the Company or any securities convertible into or exercisable or exchangeable for any such Common Stock, Preferred Stock or other capital stock (whether owned by the undersigned at the date of this agreement or subsequently acquired by the undersigned), or publicly announce an intention to effect any such transaction, for a period beginning on and including the date of the Underwriting Agreement through and including the date which is 180 days after the date of the Underwriting Agreement; provided, however, that the undersigned may transfer any Common Stock, Preferred

Stock or other capital stock of the Company or any securities convertible into or exercisable or exchangeable for such Common Stock, Preferred Stock or other capital stock (i) either during his or her lifetime or on death, by gift, will or intestate succession, to any member of the undersigned's immediate family, to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned's immediate family, or to charitable or educational organizations or (ii) to any partner, shareholder or member of the undersigned, in each such case without the prior written consent of the Managing Underwriters if (a) the undersigned provides written notice of such transfer to the Managing Underwriters no later than three business days prior to such transfer, (b) the transferee executes and delivers to the Managing Underwriters, not later than one business day prior to such transfer, an agreement, in form and substance reasonably satisfactory to the Managing Underwriters, in substantially the form of this agreement (it being understood that any references to "immediate family" in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned), and (c) neither the undersigned nor the transferee shall publicly disclose the transfer, except to the extent required by law. For purposes of this paragraph, the "immediate family" of the undersigned shall include any person who has any relationship to the undersigned by blood, marriage or adoption, not more remote than first cousin. The undersigned consents to the entry of stop-transfer instructions with the Company's transfer agent against the transfer of, and authorizes the Company to cause the transfer agent to decline to transfer, any of the above-described securities owned beneficially or of record by the undersigned, except in compliance with the restrictions set forth herein. Notwithstanding the foregoing, if (x) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (y) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 15-day period beginning on the first day following the end of the 180-day period; the restrictions imposed in this paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided, however, that this sentence shall not apply if the research published or distributed on the Company is compliant under Rule 139 of the Securities Act of 1933, as amended (the "Securities Act"), and the Company's securities are actively traded as defined in Rule 101(c)(1) of Regulation M of the Exchange Act.

In addition, the undersigned hereby waives any and all notice requirements and rights with respect to the registration of any securities pursuant to any agreement, instrument, understanding or otherwise, including any registration rights agreement or similar agreement, to which the undersigned is a party or under which the undersigned is entitled to any right or benefit, provided that such waiver shall apply only to the public offering of Common Stock pursuant to the Underwriting Agreement and the registration statement filed under the Securities Act in connection therewith.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into the agreements set forth herein and that, upon reasonable request, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors, and assigns of the undersigned.

If (i) the Company notifies you in writing that it does not intend to proceed with the Public Offering, (ii) the registration statement filed with the Commission with respect to the Public Offering is withdrawn, or (iii) the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), this agreement shall likewise be terminated, and the undersigned shall be released from its obligations hereunder.

In witness whereof, the undersigned has executed and delivered this agreement as of the date first set forth above.

                                Very truly yours,



                                ------------------------------
                                Print Name:

                                    EXHIBIT E

                         LIST OF DIRECTORS AND OFFICERS



Name                                               Position(s)
----                                               -----------
Charles A. Jett, Jr..........................      Chief Executive Officer and Chairman of the Board
Milton G. Silva-Craig........................      President and Chief Operating Officer
W. Randall Pittman...........................      Chief Financial Officer and Treasurer
Noel D. Gartman..............................      Senior Vice President
Mark A. Gehring..............................      Chief Technology Officer
Craig A. Parker..............................      General Counsel and Secretary
Arthur P. Beattie............................      Director
Roddy J.H. Clark.............................      Director
Fred C. Goad, Jr.............................      Director
Chris H. Horgen..............................      Director
Mylle H. Mangum..............................      Director
John W. Thompson.............................      Director
Hugh H. Williamson, III......................      Director

                                   EXHIBIT F

                       FORM OF OPINION OF COMPANY COUNSEL




                                      F-1